EXHIBIT INDEX


                                FirstEnergy Corp.

                       GPU COMPANIES EMPLOYEE SAVINGS PLAN
                   FOR EMPLOYEES REPRESENTED BY IBEW LOCAL 777





Consent of Independent Accountants                                Exhibit 23